Exhibit 3.4




                              IVC INDUSTRIES, INC.
              (formerly known as International Vitamin Corporation)

                                    * * * * *

                          AMENDED AND RESTATED BY-LAWS

                                    * * * * *



     The following are the By-laws of IVC Industries, Inc. (formerly known as International Vitamin Corporation), amended and restated as of April 29, 1996.


                                    ARTICLE I

                                     OFFICES

     1.1  The registered office of the Company shall be located at 500 Halls

Mill Road, Freehold, New Jersey 07728.

     1.2  The Company may also have offices at such other places both within and without the State of New Jersey as the Board of Directors may from time to time determine or the business of the corporation may require.



                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     2.1  All meetings of the shareholders for the election of Directors shall be held at the principal offices of the Company,
































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or at such other place either within or without the State of New Jersey as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of New Jersey, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.2  Annual meeting of shareholders, for the purpose of electing directors and of transacting such other business as may come before it, shall be held at the office of the corporation or at such other place as may be fixed by the

Board of Directors and specified in the notice of the meeting and within four

(4) months after the close of the fiscal year, or as soon thereafter as practicable.

     2.3  Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     2.4  (a)  No notice of the time, place, or purposes of any regular or special meeting of shareholders need be given to any shareholder who, in person,

or by proxy, either attends the

































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meeting or, in a writing which is filed with the records of the meeting, waives the notice either before or after the meeting.

          (b)  Any shareholder who has signed a waiver of notice of the meeting shall be bound by the proceedings of that meeting in all respects as if due notice of that meeting had been given.

     2.5  (a)  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer books shall be closed for a stated period not to exceed,

in any case, fifty (50) days.  If the transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

          (b)  In lieu of closing the share transfer books, the Board of

Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on

































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which the action requiring that determination of shareholders is to be taken.

          (c)  If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, is the record date for determination of shareholders.

     2.6  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.

Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the







































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notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     2.7   Special meetings of the shareholders, for any purpose or purposes,

unless otherwise prescribed by statute or by the certificate of incorporation,

may be called by the Chairman of the Board, or the Board of Directors or those shareholders who hold in the aggregate 10% or more of the outstanding shares and entitled to cast votes which all shareholders are entitled to cast at the particular meeting.  The meeting shall be called by the Chairman of the Board or

Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning 10% or more of the outstanding shares and entitled to vote which all shareholders are entitled to cast at a particular meeting.  Such request shall state the purpose or purposes of proposed meeting.

     2.8   Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called,

shall be given not less than ten



































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(10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting.

     2.9   The Chairman of the Board, or in his absence the President, shall call to order meetings of shareholders and shall act as Chairman of such meetings.  The Board of Directors or the shareholders may appoint any shareholder or any director or officer of the corporation to act as Chairman of any meeting in the absence of the Chairman of the Board and the President.  The

Secretary of the corporation shall act as Secretary of all meetings of shareholders, but in the absence of the Secretary the presiding officer may appoint any shareholder or any director or officer to act as Secretary of any meeting.

     2.10  Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.  The order of business at annual and special meetings of shareholders shall, to the extent appropriate, be as follows:

     (1)  Call to order;

     (2)  Determination of the presence of a quorum;

     (3)  Consideration of minutes not previously approved;

     (4)  Report of the President and other officers;

     (5)  Election of Directors;































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     (6)  Consideration of unfinished business;

     (7)  Consideration of new business; and

     (8)  Adjournment.

     2.11  The holders of a majority of the voting stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat,

present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.



































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     2.12  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.  Elections for Directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins.

     2.13  Unless otherwise provided in the certificate of incorporation each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     2.14  Unless a proxy is irrevocable --

          (a)  The later execution by the shareholder of a different proxy revokes the earlier one; and

          (b)  An attempt to vote by the shareholder who is present at the meeting revokes all other proxies executed by him.



































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     2.15  Holders of fractional share or scrip shall have no right to vote at or participate in any meeting of shareholders.

     2.16  (a)  In advance of any meeting of shareholders, the Board of

Directors may appoint any persons, other than nominees for office, as inspectors of election to act at that meeting or any adjournment thereof.  If inspectors of election are not appointed, the chairman of any meeting may, and on the request of any shareholder or shareholder's proxy shall, appoint inspectors of election at the meeting.  The number of inspectors shall be either one or three.  If appointed at a meeting on the request of one or more shareholders or proxies,

the majority of shares present shall determine whether one or three inspectors are to be appointed.  In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the

Board of Directors in advance of the meeting, or at the meeting by the person acting as chairman.

          (b)  The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting,

the existence of a quorum, and the authenticity, validity, and effect of proxies.  The inspectors shall also receive votes, ballots, or consents, hear



































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and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.  The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical.

          (c)  If there are three inspectors of election the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

          (d)  On request of the chairman of the meeting or of any shareholder or his proxy the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them.  Any report or certificate made by them is prima facie evidence of the facts stated therein.

     2.17  Shareholder approval shall be required for a plan or arrangement

(under (a) below) or, prior to the issuance of designated securities (under (b),

(c), or (d) below) when:

          (a)  A stock option or purchase plan is to be established or other arrangement made pursuant to which stock may

































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be acquired by officers or directors, except for warrants or rights issued generally to security holders of the company or broadly based plans or arrangements including other employees except in a case where the shares are issued to a person not previously employed by the company, as an inducement essential to the individual's entering into an employment contract with the company, and except for the establishment of a plan or arrangement under which the amount of securities which may be issued does not exceed the lesser of 1% of the number of shares of common stock, 1% of the voting power outstanding, or

25,000 shares.

          (b)  The issuance will result in a change of control of the issuer.

          (c)  In connection with the acquisition of the stock or assets of another company if:

               (i)  any director, officer or substantial shareholder of the issuer has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common





































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stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more; or

              (ii)  where the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, other than a public offering for cash, if the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock, or the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

          (d)  In connection with a transaction other than a public offering involving:

               (i)  the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers,

Directors or substantial shareholders of the company equals 20% or more of common stock of



































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20% or more of the voting power outstanding before the issuance; or

              (ii)  the sale or issuance by the company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.



                                   ARTICLE III

                                    DIRECTORS

     3.1  The number of Directors which shall constitute the whole board shall be not less than seven (7) nor more than fifteen (15).  Among such number of

Directors as shall constitute the whole board of the Company, except as noted

hereafter, not less than three (3) Directors shall meet the qualifications set forth in Section 3.15 hereof (each an  "Outside Director" and, together, the
                                        ----------------

"Outside Directors"); provided, that, in the event of the death, incapacity,
 -----------------    --------------

resignation or removal of an Outside Director such that the number of remaining

Outside Directors is less than the number of Outside Directors required by this

Section 3.1, the Board of Directors shall promptly appoint a





































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replacement Outside Director.  Within the limits above specified, the number of

Directors shall be determined by resolution of the Board of Directors or by the holders of a majority of the outstanding stock of the Corporation entitled to vote; provided, that, if the number of Directors determined pursuant to this
      --------------

sentence shall be more than eight (8), the number of Outside Directors shall be increased to a number such that the Outside Directors shall constitute at least a majority of the whole board.  The Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.2 of this Article,

and each Director elected shall hold office until his successor is elected and qualified.

     3.2  Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the

Directors then in office, though less than a quorum, or by a sole remaining

Director or by the holders of a majority of the outstanding stock of the Company entitled to vote, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify,

unless sooner displaced.  If there are no Directors in office, then an election of Directors may be held in



































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the manner provided by statute.  If, at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any shareholder or shareholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office.

     3.3  The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

     3.4  The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of New Jersey.







































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     3.5  Regular meetings of the Board of Directors may be held with or without notice at such time and at such place as shall from time to time be determined by the Board.

     3.6  Special meetings of the board may be called by the Chairman of the

Board of Directors on two (2) days' notice to each Director, either personally or by mail or by telegram; and  special meetings shall be called by the Chairman of the Board or Secretary on ten (10) days' notice to each Director, either personally or by mail or telegram, on the written request of two Directors,

unless the board consists of only one Director, in which case, special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of the sole Director.

     3.7  At all meetings of the board a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  A Director who abstains from participation in a particular course of business shall nonetheless be counted for



































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purposes of determining a quorum.  If a quorum shall not be present at any meeting of the Board of Directors the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     3.8  Unless otherwise restricted by the certificate of incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     3.9  Unless otherwise restricted by the certificate of incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors,

or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.





































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     3.10  At every meeting of the Board of Directors, the Chairman of the Board of Directors, if there is such an officer, and if not or in the Chairman's absence, the Vice Chairman of the Board of Directors, if  there is such an officer, and if not or in the Vice Chairman's absence, the President, or in the

President's absence, a Vice President designated by the President, or in the absence of such designation, a chairman chosen by a majority of the Directors present, shall preside.  The Secretary of the corporation shall act as Secretary of the Board of Directors.  In case the Secretary shall be absent from any meeting, the chairman may appoint any person to act as Secretary of the meeting.

     3.11  The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members one or more committees, each consisting of two (2) or more Directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board (except as otherwise provided by law, the Articles of Incorporation, as amended, or these By-laws).  However, no such committee shall have authority as to any of the following matters:







































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          (a)  the submission to shareholders of any action as to which shareholders' authorization or approval is required by law, the Articles of

Incorporation, as amended, or these By-laws;

          (b)  the filling of vacancies by the Board of Directors or on any committee;

          (c)  the fixing of compensation of the Directors for serving on the

Board or on any committee;

          (d)  the amendment or repeal of these By-laws, or the adoption of new

By-laws;

          (e)  the amendment or repeal of any resolution of the Board of

Directors unless, by its terms, it is expressly made so amendable or repealable;

          (f)  the issuance of any shares or evidence of indebtedness of the corporation or the declaration of any dividend;

          (g)  the amendment of the certificate of incorporation, (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, and distribution



































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of assets of the corporation or the conversion into, or the exchange of such shares for shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation) adopting an agreement of merger or consolidation;

          (h)  recommendation to the shareholders of the sale, lease or exchange of all or substantially all of the corporations property and assets; and

          (i)  recommendation to the shareholders of a dissolution of the corporation or a revocation of dissolution.

     3.12  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     3.13  Unless otherwise restricted by the certificate of incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of Directors.  The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as

Director.  No such payment shall preclude any Director from serving the corporation in any other capacity and





































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receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

     3.14  Unless otherwise restricted by the certificate of incorporation or these By-laws, any Director or the entire Board of Directors may be removed,

with or without cause, by the holders of a majority of shares entitled to vote at an election of Directors.

     3.15  "Outside Director" shall mean a Director who (i) does not have any
            ----------------

material direct financial interest or any material indirect financial interest in the Company or in any affiliate of the Company (excluding direct or indirect ownership of less than 5% of the shares of the Company's capital stock or options to purchase shares of the Company's capital stock), (ii) is not connected with the Company or any affiliate of the Company as an officer,

employee, promoter, underwriter, trustee, partner or person performing similar functions and (iii) is not, and has not been for a period of at least five (5)

years, a director of any affiliate of the Company.









































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                                   ARTICLE IV

                                     NOTICES

     4.1  Whenever, under the provisions of the statutes or of the certificate of incorporation or of these By-laws, notice is required to be given to any

Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or shareholder, at his address as it appears on the records of the corporation,

with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to

Directors may also be given by telegram or facsimile telephonic transmission.

     4.2  Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.







































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                                    ARTICLE V

                                    OFFICERS

     5.1  The officers of the corporation shall be chosen by the Board of

Directors and shall be Chairman of the Board of Directors, Vice Chairman of the

Board of Directors, President, Executive Vice Presidents, and a Secretary and a

Treasurer.  The Board of Directors may also designate persons for the positions of Chief Executive Officer (who shall be either the Chairman of the Board of

Directors or the President), Vice Presidents, Treasurer, Chief Operating

Officer, Chief Financial Officer and Controller, and one or more Assistant

Secretaries and Assistant Treasurers, as they deem necessary.  Any number of offices may be held by the same person, unless the certificate of incorporation or these By-laws otherwise provide.

     5.2  The Board of Directors at its first meeting after each annual meeting of shareholders shall choose the officers of the Company.

     5.3  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform



































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such duties as shall be determined from time to time by the Board.

     5.4  The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     5.5  The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the

Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

     5.6  The Chairman of the Board, if there shall be such an officer, shall,

if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to the

Chairman by the Board of Directors or prescribed by the By-laws.

     5.7  The Vice Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board of Directors in the absence of the

Chairman of the Board.  The Vice Chairman shall exercise and perform such other powers and duties as may be from time to time assigned to the Vice Chairman by the Board of Directors or prescribed by the By-laws.





































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     5.8  The President, subject to the provisions of these By-laws and to the direction of the Board of Directors, shall be responsible for the general management and control of the business and affairs of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall sign stock certificates, execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the

Board of Directors to some other officer or agent of the corporation.

     5.9  Approval by the Board of Directors is required for all material contracts to which the Company is a party to.  A material contract includes, but is not limited to, a contract in which the corporation grants an exclusive distribution license for a geographic area, transfers any interest in the

Company's technology, or relates to repackaging of the Company's products.

     5.10 In the absence of the President or in the event of his inability or refusal to act, the Executive Vice Presidents, the Vice Presidents and the

Presidents of Divisions, in the order designated by the Directors, or in the absence of any



































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designation, then in the order of their election, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Presidents of Divisions, the

Executive Vice Presidents and the Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     5.11 The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.

He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.  He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary.  The Board of

Directors



































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may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.



                                   ARTICLE VI

                            RESIGNATIONS AND REMOVALS

     6.1  Any Director or officer of the corporation, or any member of any committee, may resign at any time by giving written notice to the Board of

Directors, the President or the Secretary.  Any such resignation shall take effect at the time specified therein or, if the time be not specified therein,

then upon receipt thereof.  The acceptance of such resignation shall not be necessary to make it effective.

     6.2  The Board of Directors, at any meeting thereof called for the purpose,

may, at any time, remove with or without cause from office or terminate the employment of any officer, agent or member of any committee, and may remove with cause any Director.

     The shareholders entitled to vote for the election of Directors may remove any Director with or without cause.





































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                                   ARTICLE VII

                             CERTIFICATES FOR SHARES

     7.1  The shares of the corporation shall be represented by a certificate or shall be uncertificated.  Certificates shall be signed by, or in the name of the corporation by, the Chairman or the President, or the Secretary of the

corporation.

     Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) or a statement that the corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     7.2  Any or all of the signatures on a certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued































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by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     7.3  The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     7.4  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or





































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






authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

     7.5  In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting,

or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of shareholders of record entitled to notice of



































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






or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     7.6  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends,

and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.



                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the

Board of Directors at any regular or special meeting, pursuant to law.

Dividends may be paid in cash, in property, or in shares of the capital stock,

subject to the provisions of the certificate of incorporation.



































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






     8.2  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the

Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

     8.3  The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

     8.4  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Director may from time to time designate.

     8.5  The fiscal year of the corporation shall begin on August 1 and end on

July 31.

     8.6  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the

































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






words "Corporate Seal, Delaware."  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.  No written act of the Company shall be declared invalid for lack of a seal if signed by the duly authorized officer of the Company.

     8.7  All deeds, bonds, mortgages, contracts and other instruments or documents requiring a seal may be signed in the name of the corporation by the

President or by any other officer authorized to sign such instrument or document by the Board of Directors, and such authority may be general or confined to specific instances.



                                   ARTICLE IX

                                   AMENDMENTS

     9.1  These By-laws may be altered, amended or repealed or new By-laws may be adopted by the shareholders or by the Board of Directors at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting; provided, however, that any such
                                -----------------



































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






action by the Board of Directors to alter, amend, repeal or adopt new By-laws,

which action alters, amends, repeals or otherwise effectively modifies Section

3.1 or Section 3.15 of Article III of these By-laws, must receive the unanimous consent or approval of the Outside Directors.  If the power to adopt, amend or repeal By-laws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the shareholders to adopt, amend or repeal By-laws.



                                    ARTICLE X

                                 INDEMNIFICATION

     10.1  The corporation shall indemnify its officers, Directors, employees and agents to the full extent permitted by the General Corporation Law of

Delaware, as amended from time to time.

     Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil,

criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer,

incorporator, employee, or agent of the corporation, or



































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






is or was serving at the request of the corporation as a Director, officer,

incorporator, employee, partner, trustee, or agent of another corporation,

partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the full extent then permitted by law against expenses (including attorney's fees),

judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding.  Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section 10.1.  Such right of indemnification shall continue as to a person who has ceased to be a Director, officer, incorporator, employee,

partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person.  The indemnification provided by this

Section 10.1 shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted by any agreement, by vote of shareholders, by resolution of disinterested Directors, by provision of law, or otherwise.



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